UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2017

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-177305	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 92117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On September 4, 2017, Generation Next Franchise Brands, Inc. (the “Company”) and D&K Engineering, Inc. (“D&K”) entered into a letter agreement indicating that the parties have agreed to terminate the Manufacturing Supply Agreement by and between the Company and D&K, dated May 16, 2017 (the “Agreement”). The parties are terminating the Agreement due to the parties’ inability to come to a mutually agreeable final production schedule that meets the Company’s demand of preordered units. As of the date of termination, the Company had no outstanding obligations under the Agreement and D&K refunded the unused balance of the prepayments to the Company. The Company did not incur any early termination penalties.

A summary of the material terms of the Agreement was included in the Company’s Periodic Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2017, as qualified by reference to the original Agreement, which was attached thereto.

Item 8.01 Other Events

Also on September 4, 2017, the Company and Flex, Ltd., (“Flex”) entered into a design services agreement (the “DSA”) and a manufacturing services agreement (the “MSA” and together with the DSA, the “Agreements”).

Pursuant to the Agreements, Flex will manufacture and assemble the Company’s products using design specifications, quality assurance and related service programs, and standards that the Company establishes, and procure components and assemble the Company’s products based on the Company’s demand forecasts.

The Agreements have an initial term of five years, which is automatically renewed for one-year terms, unless terminated by either party giving ninety (90) days or more notice prior to the end of the term or upon written notice, subject to applicable cure periods, if the other party has materially breached its obligations under the Agreements.

Flex is the Sketch-to-Scale™ solutions provider that designs and builds Intelligent Products for a Connected World™.  With approximately $24 billion in annual revenue and 200,000 professionals across 30 countries, Flex provides innovative design, engineering, manufacturing, real-time supply chain insight and logistics services to companies of all sizes in various industries and end-markets. Throughout the world, Flex has provided manufacturing services for clients that include Redbox, Kodak, Microsoft, Amazon, Google, Bose, and Nike.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: September 5, 2017	By:	/s/ Arthur Budman
Arthur Budman
Chief Executive Officer and Chief Financial Officer

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